CFI
                            PROXY

Know All Men By These Presents: That the undersigned hereby constitutes and appoints Daniel B. Williams and Edrise L. Sievers attorney and agent with power of substitution for and in behalf of the undersigned, to vote as proxy at the Annual Meeting of Shareholders of the C/Fund series of C/Funds Group, Inc to be held at the Pelican Pointe Golf & Country Club, 575 Center Road, on Monday, April 1, 1996 at 9:00a.m. and at any adjournment or adjournments thereof, according to the number of whole shares that the undersigned would be entitled to vote if then personally present, upon the matters and proposals set forth in the Proxy Statement and Notice of said meeting.

This PROXY is solicited on behalf of the Board of Directors of C/Funds Group, Inc. Management recommends a vote FOR all propos-als. Any proposal vote left blank on a signed form will be considered a vote FOR that proposal. The undersigned agrees that said proxy may vote all shares:

For     Against Abstain
O       O       O       (1) Election of Roland G. Caldwell,
                            William L. Donovan, Keith W. Hallman,
                            Emmett V. Weber, and Deborah C.
                            Pecheaux as directors. [You may
                            withhold authority to vote for any
                            nominee by lining through the name of
                            any nominee as listed here.]
O       O       O       (2) Appointment of the firm Gregory
                            Sharer & Stuart CPAs as the
                            independent public accountants.
O       O       O       (3) Renewal of investment advisory contract.
O       O       O       (4) Any other items that may come before
                            the meeting.

                      ____________________________________________

                      ____________________________________________
                                  Signature of Owner(s)

                                 ______________________
                                          Date
Please sign and return this form to C/Funds Group, P.O. Box 622, Venice Florida 34284-0622